Exhibit 10.31.2.1

EXTENSION OF NOTE GUARANTY

EXTENSION OF NOTE GUARANTY dated September 26, 1997 (herein called the "Extension") by NORTHEAST UTILITIES, a Massachusetts business trust having an address at 107 Selden Street, Berlin, Connecticut 06037 (herein called "Guarantor"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Guaranty hereinafter referred to.

WHEREAS, pursuant to certain Note Agreements dated April 14, 1992 between the Company and the institutional investors named therein and certain other Operative Agreements, as defined in the Note Agreements, the Company issued $15,000,000 aggregate principal amount of 8.81% Guaranteed Senior Secured Notes, Series A, due April 14, 2007 (the "Series A Notes"). As contemplated by and provided for in the Note Agreements, as amended by an Amendment to Note Agreement dated the date hereof, certain of the Series A Notes have been assigned and transferred by the original holders thereof to the current holders thereof identified on Appendix A hereto and the remaining outstanding Series A Notes in the outstanding principal amount of $5,828,180.14 have been repurchased by the Company and are being reissued to Royalton Company, a Cayman Islands entity having its principal place of business in George Town, Grand Cayman ("Royalton") (Royalton and the purchasers identified on Appendix A hereto are referred to herein as the "New Series A Noteholders") as of the date hereof; and

WHEREAS, in order to induce each New Series A Noteholder to acquire the Series A Notes, and notwithstanding the provisions of Section 11 of the Note Guaranty dated April 14, 1992 by Guarantor (the "Guaranty"), the Guarantor hereby desires to hereby reaffirm and extend the benefits of the Guaranty to the New Series A Noteholders ("Extension") as of the respective dates of purchase of the Series A Notes by the New Series A Noteholders.

NOW, THEREFORE, in consideration of the acquisition of the Series A Notes by the New Series A Noteholders and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, the Guarantor hereby agrees, for the equal and ratable benefit of all New Series A Noteholders and the subsequent owners of the Series A Notes hereinafter from time to time outstanding, as follows:

1. The Guarantor hereby irrevocably and unconditionally guarantees the due and punctual payment and performance by the Company of the following obligations (individually, a "Guaranteed Obligation" and collectively, the "Guaranteed Obligations"):

(a) the payment when due and payable (whether at maturity or on a date fixed for any payment or any prepayment or by declaration or acceleration or otherwise) of the principal of and premium (including, without limitation, the Make-Whole Premium), if any, and interest on the Series A Notes; and

(b) the payment when due and payable and punctual performance of any and all other indebtedness and obligations of the Company under and in respect of the Note Agreements (including, without limitation, any indebtedness arising under Section 9 of the Note Agreements), each of the other Operative Agreements, and any other agreement, document or instrument relating thereto, all as amended from time to time.

2. Guarantor hereby reaffirms and acknowledges, for the benefit of the New Series A Noteholders, effective as of the dates of their respective purchases of the Series A Notes, its obligation (a) to perform each and all of the covenants, agreements and obligations under the Guaranty to be performed by it thereunder, at the time, in the manner and in all respects as provided in the Guaranty and (b) to be bound by each and all of the terms and provisions of the Guaranty as though the Guaranty had originally been made, executed and delivered to the New Series A Noteholders.

3. The Guaranty and this Extension shall be binding upon and inure to the benefit of the Guarantor, the New Series A Noteholders and their respective successors and assigns.

4. No shareholder or trustee of Guarantor shall be held to any liability whatever for the payment of any sum of money or for damages or otherwise under this Extension, and this Extension shall be enforceable against the trustees of Guarantor only as such, and every person, firm, association, trust or corporation having any claim or demand arising under this Extension relating to Guarantor, its shareholders or trustees shall look solely to the trust estate of Guarantor for the payment or satisfaction thereof.

5. As of the date hereof, the Guarantor represents and warrants, for the benefit of the New Series A Noteholders, that:

          (a) each of the Series A Notes is in the outstanding principal amount set forth beside the name of each New Series A Noteholder identified on Appendix A; and

          (b) no part of the outstanding principal amount of any of the Series A Notes set forth on Appendix A has been terminated, paid or otherwise reduced, other than pursuant to the terms thereof; and

(c) the Note being issued to Royalton as the date hereof is in the outstanding principal amount of $5,828,180.14, no part of which has been terminated, paid or otherwise reduced.

6. This Extension shall supplement the Guaranty, which is in all other respects reaffirmed, ratified and confirmed for the benefit of the New Series A Noteholders.

IN WITNESS WHEREOF, the Guarantor has caused this Extension to be duly executed as an instrument under seal and hand delivered as of the date first above written.

                                   NORTHEAST UTILITIES



                                   By:  s/s David R. McHale
     David R. McHale
     Assistant Treasurer


APPENDIX A

                         Principal Amount of
     Purchaser           Series A Notes Purchased

     WESTERN NATIONAL         $1,138,344.82
     COMPANIES

     ML CBO VII,              $4,754,000.00
     Series 1997 C-3